Exhibit 10.1

THE SYMBOL “[REDACTED]” DENOTES PLACES WHERE CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL, AND (II) IS THE TYPE THAT THE COMPANY TREATS AS PRIVATE OR CONFIDENTIAL

CONVERTIBLE NOTE EXCHANGE AGREEMENT

by and between

NAAS TECHNOLOGY INC.

and

LMR Multi-Strategy Master Fund Limited

Dated as of October 4, 2024

TABLE OF CONTENTS

Page

Article I

DEFINITIONS AND INTERPRETATION

Section 1.1.	Definitions	2
Section 1.2.	Interpretation and Rules of Construction	4

Article II

EXCHANGE OF THE PREVIOUS NOTEs

Section 2.1.	Sale and Issuance of the Exchange Consideration	5
Section 2.2.	Closing	6
Section 2.3.	Closing Conditions	6

Article III

REPRESENTATIONS AND WARRANTIES

Section 3.1.	Representations and Warranties of the Company	7
Section 3.2.	Representations and Warranties of the Purchaser	9

Article IV

MISCELLANEOUS

Section 4.1.	No Third Party Beneficiaries	12
Section 4.2.	Governing Law; Submission to Arbitration	12
Section 4.3.	Counterparts	13
Section 4.4.	Notices	13
Section 4.5.	Fees and Expenses	13
Section 4.6.	Entire Agreement	13
Section 4.7.	Amendment	14
Section 4.8.	Waiver and Extension	14
Section 4.9.	Severability	14
Section 4.10.	Termination of Prepaid Agreements	14
Section 4.11.	Public Disclosure	14

Exhibit A	FORM OF NEW NOTE

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This CONVERTIBLE NOTE EXCHANGE AGREEMENT (this “Agreement”) is made this 4th day of October, 2024, by and between:

(1)	NAAS TECHNOLOGY INC., a Cayman Islands company (the “Company”); and

(2)	LMR Multi-Strategy Master Fund Limited (the “Purchaser”)

WITNESSETH:

WHEREAS, the Company and the Purchaser entered into a Convertible Note Purchase Agreement dated June 29, 2023, as amended and restated on November 10, 2023, pursuant to which the Company issued to the Purchaser a Mandatory Convertible Note Due 2024 in the principal amount of US$30,000,000 on July 6, 2023 and two PIK Notes in the aggregate principal amount of US$425,000 pursuant to the terms thereof (collectively, the “July Notes”);

WHEREAS, the Company and the Purchaser entered into a Convertible Note Purchase Agreement dated August 31, 2023, as amended and restated on November 10, 2023, pursuant to which the Company issued to the Purchaser a Convertible Note Due 2024 in the principal amount of US$40,000,000 on September 5, 2023 and two PIK Notes in the aggregate principal amount of US$500,000 pursuant to the terms thereof (collectively, the “September Notes”, and together with the July Notes, the “Previous Notes”);

WHEREAS, the Company and the Purchaser entered into a Prepaid Share Repurchase Agreement dated June 29, 2023, and a Prepaid Share Repurchase Agreement dated August 31, 2023 (together, the “Prepaid Agreements”), pursuant to which the Company paid to the Purchaser the aggregate prepayment amount of US$25,000,000 (the “Prepayment Amount”) and the Purchaser is obligated to deliver 316,790 ADSs to the Company upon the terms and conditions specified therein;

WHEREAS, the Purchaser has converted a portion of the Previous Notes in the principal amount of US$39,500,000 into the ADSs (as defined below), with a remaining amount of US$35,537,481 outstanding in respect of the Previous Notes (including the principal amount and the interest accrued);

WHEREAS, the Company and the Purchaser wish to agree to a negotiated private exchange pursuant to which, at the Closing, in exchange for the Purchaser’s delivery to the Company for cancellation and termination of US$35,537,481 aggregate outstanding amount of the Previous Notes (the “Terminated Notes”), the Company shall issue, sell and deliver to the Purchaser the Exchange Consideration (as defined below) on the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, the Company and the Purchaser desire to enter into this Agreement on the terms and conditions hereof.

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NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

Article I

DEFINITIONS AND INTERPRETATION

Section 1.1.            Definitions. As used herein, the following terms shall have the meanings set forth below:

“ADS” means an American depositary share of the Company, each representing two hundred (200) Ordinary Share as of the date hereof.

“Affiliate” means, with respect to any specified Person, any Person that controls, is controlled by, or is under common control with such Person. For purposes of this definition, the term “control” (including the terms “controlling,” “controlled by” and “under common control with”), when used with respect to any specified Person, means the possession, directly or indirectly, individually or together with any other Person, of the power to direct or to cause the direction of the management and policies of a Person, whether through ownership of voting securities or other interests, by contract or otherwise.

“Agreement” shall have the meaning ascribed to this term in the preamble to this Agreement.

“Arbitrator” shall have the meaning ascribed to this term in Section 4.2.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banking institutions in the State of New York, Hong Kong or the People’s Republic of China (excluding Hong Kong, Macau and Taiwan solely for the purpose of this Agreement) are required by Law to be closed.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, including all common stock and preferred stock, but excluding debt securities convertible into such equity.

“Cash Consideration” shall have the meaning ascribed to this term in Section 2.1.

“Closing” shall have the meaning ascribed to this term in Section 2.2(a).

“Company” shall have the meaning ascribed to this term in the preamble to this Agreement.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Consideration” shall have the meaning ascribed to this term in Section 2.1.

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“Governmental Authority” means any federal, national, supranational, state, provincial, local, municipal or other government, any governmental, quasi-governmental, supranational, regulatory or administrative authority (including any governmental division, department, agency, commission, instrumentality, organization, unit or body, political subdivision, and any court or other tribunal) or any self-regulatory organization (including Nasdaq) with competent jurisdiction.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

“HKIAC” shall have the meaning ascribed to this term in Section 4.2.

“Hong Kong” means the Hong Kong Special Administrative Region of the People’s Republic of China.

“IFRS” means International Financial Reporting Standards as issued by the International Accounting Standards Board.

“Law” means any statute, law, ordinance, regulation, rule, code, order, judgment, writ, injunction, decree or requirement of law (including common law) enacted, issued, promulgated, enforced or entered by a Governmental Authority.

“Lien” means, with respect to any property or asset, any mortgage, pledge, claim, security interest, easement, covenant, restriction, reservation, defect in title, encroachment or other encumbrance, lien (choate or inchoate), charge, equity, or other restriction or limitation, whether arising by contract or under Law.

“Nasdaq” means the Nasdaq Capital Market.

“New Note” means the convertible note issued to the Purchaser pursuant to Section 2.1 below, the form of which is attached hereto as Exhibit A.

“Ordinary Shares” means the Class A ordinary shares of the Company, par value US$0.01 per ordinary share.

“Person” means an individual, a corporation, a limited liability company, an association, a partnership, a joint venture, a joint stock company, a trust, an unincorporated organization or a Governmental Authority.

“Prepaid Agreements” shall have the meaning ascribed to this term in the preamble to this Agreement.

“Prepayment Amount” shall have the meaning ascribed to this term in the preamble to this Agreement.

“Purchaser” shall have the meaning ascribed to this term in the preamble to this Agreement.

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“Securities Act” means the United States Securities Act of 1933, as amended.

“Subsidiary” means, as of the relevant date of determination, with respect to any Person (the “subject entity”), (i) any Person (x) more than 50% of whose shares or other interests entitled to vote in the election of directors or (y) in respect of whom an interest in more than fifty percent (50%) of the profits or capital of such Person, is or are owned or controlled directly or indirectly by the subject entity or through one (1) or more other Subsidiaries of the subject entity, (ii) any Person, including for the avoidance of doubt any “variable interest entity,” whose financial statements, or portions thereof, are or are intended to be consolidated with the financial statements of the subject entity for financial reporting purposes in accordance with IFRS or (iii) any Person with respect to which the subject entity has the sole power to control or otherwise direct the business and policies of that entity directly or indirectly through another subsidiary or otherwise.

“Tax” means any tax, governmental fee or other like assessment or charge of any kind whatsoever (including, but not limited to any income, capital gains, value-added, sales, service, excise, withholding, transfer, stamp or other taxes or similar charges), together with any interest, penalty, additional tax or additional amount imposed by any taxing authority.

“Terminated Notes” shall have the meaning ascribed to this term in the preamble to this Agreement.

“Transaction Documents” means this Agreement and the New Note issued pursuant to the terms and conditions of this Agreement.

Section 1.2.            Interpretation and Rules of Construction. In this Agreement, except to the extent otherwise provided or that the context otherwise requires:

(a)            The words “party” and “parties” shall be construed to mean a party or the parties to this Agreement, and any reference to a party to this Agreement or any other agreement or document contemplated hereby shall include such party’s successors and permitted assigns.

(b)            When a reference is made in this Agreement to a Section or clause, such reference is to a Section or clause of this Agreement.

(c)            The headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement.

(d)            Whenever the words “include,” “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation.”

(e)            The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement.

(f)            All terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein.

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(g)            The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms.

(h)            The use of “or” is not intended to be exclusive unless expressly indicated otherwise.

(i)             The term “US$” means United States Dollars.

(j)             The term “days” shall refer to calendar days.

(k)            Any reference to the “date hereof” shall mean October -___, 2024 except expressly provided otherwise.

(l)             A reference to any legislation or to any provision of any legislation shall include any modification, amendment, re-enactment thereof, any legislative provision substituted therefor and all rules, regulations and statutory instruments issued pursuant to or related to such legislation.

(m)            References herein to any gender include the other gender.

(n)            The parties hereto have each participated in the negotiation and drafting of this Agreement and if any ambiguity or question of interpretation should arise, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or burdening either party by virtue of the authorship of any of the provisions in this Agreement or any interim drafts thereof.

Article II

EXCHANGE OF THE PREVIOUS NOTEs

Section 2.1.            Sale and Issuance of the Exchange Consideration.

(a)            Subject to the terms and conditions of this Agreement,

(i)            the Purchaser agrees to deliver all Terminated Notes to the Company in exchange for (A) issuance by the Company to the Purchaser of the New Note in the principal amount of US$35,000,000 and (B) payment by the Company to the Purchaser of US$537,481 in cash (the “Cash Consideration” and together with the New Note, the “Exchange Consideration”); and

(ii)           the Company agrees (A) to issue to the Purchaser the New Note and (B) to pay the Purchaser the Cash Consideration on or before December 31, 2024, in exchange for the Terminated Notes.

(b)            Payment by the Company to the Purchaser of the Cash Consideration shall be in U.S. dollars, in immediately available funds on the required date of payment. The Company will make such payment on such date to the Purchaser by wire transfer of immediately available funds for the account of the Purchaser as the Purchaser may designate from time to time and notify in writing to the Company at least three (3) Business Days prior to the payment date. If such payment date falls on a day that is not a Business Day, the required payment will be made on the next succeeding Business Day and no interest on such payment will accrue in respect of the delay.

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Section 2.2.            Closing.

(a)            The consummation of the transactions described in Section 2.1 (the “Closing”) shall occur on or before the fifth (5th) Business Day following the date hereof, or such other time as the parties hereto shall mutually agree in writing.

(b)            At the Closing:

(i)            the Company shall deliver to the Purchaser the New Note, dated the date of the Closing and registered in the name of the Purchaser; and

(ii)           the Purchaser shall deliver to the Company all Terminated Notes, together with any other transfer document(s) required under the Terminated Notes.

(c)            Immediately following the Closing, the Company shall cancel and terminate the Terminated Notes in their entirety.

(d)            The Closing shall take place remotely via the electronic exchange of the closing documents and signatures.

Section 2.3.            Closing Conditions. The Purchaser’s obligation to deliver the Terminated Notes at the Closing are subject to the fulfilment, prior to or at the Closing, of the following conditions:

(a)            The Company shall have delivered to the Purchaser an Officer’s Certificate, dated the date of the Closing, certifying that (i) its representations and warranties in this Agreement and the other Transaction Documents to which it is a party are true, correct and complete and (ii) it has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder and under the other Transaction Documents to which it is a party at or prior to the Closing; and

(b)            The Company shall have delivered to the Purchaser a certificate of its Secretary, dated the date of the Closing, certifying as to (i) the resolutions attached thereto and any other corporate proceedings relating to the authorization, execution and delivery of this Agreement, the Exchange Consideration and the other Transaction Documents to which it is a party, (ii) the Company’s organizational documents as then in effect and (iii) the names, titles and true signatures of its directors, managers, officers or the equivalent who are authorized to sign the Transaction Documents to which it is a party.

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Article III

REPRESENTATIONS AND WARRANTIES

Section 3.1.            Representations and Warranties of the Company. In connection with the transactions provided for herein, the Company hereby represents and warrants to the Purchaser that:

(a)            Organization, Good Standing and Qualification. The Company is duly incorporated, validly existing and in good standing under the Laws of the Cayman Islands. The Company has the requisite corporate power and authority to carry on its business as it is now being conducted.

(b)            Authorization. The execution, delivery and performance of each of the Transaction Documents by the Company has been duly authorized by all necessary corporate action on the part of the Company. Each of the Transaction Documents has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by the Purchaser, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by general principles of equity, whether applied in a court of law or a court of equity, and by applicable bankruptcy, insolvency and similar Law affecting creditors’ rights and remedies generally. Without limiting the generality of the foregoing, no approval by the shareholders of the Company is required in connection with the Transaction Documents, the performance by the Company of its obligations hereunder or thereunder, or the consummation by the Company of the transactions contemplated hereby or thereby.

(c)            Valid Issuance of the New Note. Each New Note has been duly and validly authorized for issuance and sale to the Purchaser by the Company, and when issued and delivered by the Company against delivery of the Terminated Notes in accordance with the terms of this Agreement, such New Note will be a legal, valid and binding obligation of the Company, and enforceable against the Company in accordance with its terms, except as enforcement may be limited by general principles of equity, whether applied in a court of Law or a court of equity, and by applicable bankruptcy, insolvency and similar Law affecting creditors’ rights and remedies generally.

(d)            ADSs. The ADSs issuable upon any conversion of the New Note, when issued and delivered in the manner contemplated by this Agreement and the New Note:

(i)            will have been duly authorized and validly issued and shall be fully paid and non-assessable, and shall be free from preemptive rights and free of any Lien or adverse claim;

(ii)           will rank pari passu and carry the same rights and privileges in all respects as any other ADSs issued by the Company and shall be entitled to all dividends and other distributions declared, paid or made thereon subject to the terms of the amended and restated deposit agreement, dated May 30, 2024 (as further amended from time to time between the Company, JPMorgan Chase Bank, N.A.), as depositary and all holders from time to time of American depositary shares issued thereunder;

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(iii)          will not be subject to calls for further funds; and

(iv)          will be duly listed, and admitted to trading, on the Nasdaq,

in the case of clause (iv) above, assuming the truth and accuracy of the representations of the Purchaser in Section 3.2(g).

(e)            No Violation. The execution, delivery and performance by the Company of the Transaction Documents, the issuance and delivery of the ADSs upon conversion of the New Note, the carrying out of the other transactions contemplated by the Transaction Documents and the compliance by the Company with the terms and conditions of the New Note do not and will not (i) violate, conflict with or result in the breach of any provision of the memorandum and articles of association (or similar organizational documents) of the Company or any of its Subsidiaries, (ii) subject to the truth and accuracy of the representations and warranties of the Purchaser in Section 3.2(g), conflict with or violate any Law or Governmental Order applicable to the Company or any of its Subsidiaries or any of the assets, properties or businesses of the Company or any of its Subsidiaries, (iii) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which the Company or any of its Subsidiaries is a party or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries, or (iv) infringe the rules and regulations of any stock exchange on which the securities of the Company are listed, other than, in the case of clauses (ii) and (iii) above, any such conflict, violation, default, termination, amendment, acceleration, suspension, revocation or cancellation that would not result in any material adverse effect on the operations, financial position or condition of the Company and its Subsidiaries, taken as a whole, or adversely affect the ability of the Company to carry out its obligations hereunder and to consummate the transactions contemplated hereunder.

(f)            Governmental Consents and Approvals. Subject to the truth and accuracy of the representations and warranties of the Purchaser in Section 3.2(g), the execution, delivery and performance by the Company of the Transaction Documents do not and will not require any consent, approval, authorization or other order of, action by, filing with, or notification to, any Governmental Authority.

(g)            Offering.

(i)            Subject to the truth and accuracy of the representations and warranties of the Purchaser in Section 3.2(d), Section 3.2(e) and the second sentence of Section 3.2(i), the offer, sale and issuance of the New Note are exempt from the registration requirements of the Securities Act and the New Note is not required to be qualified under the Trust Indenture Act of 1939.

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(ii)           None of the Company, its Subsidiaries or their respective Affiliates or any person acting on its or their behalf have engaged in any “directed selling efforts” within the meaning of Rule 903 of Regulation S under the Securities Act or any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act with respect to the New Note.

(h)            Investment Company. The Company is not, and after giving effect to the issuance and sale of the New Note and the application of the proceeds therefrom will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(i)             Ordinary Shares. The Ordinary Shares represented by the ADSs issuable upon the conversion of the New Note when issued and delivered pursuant to the terms of the New Note will be: (i) duly authorized and validly issued and will be fully paid and non-assessable, and will be free from preemptive rights and free of any Lien or adverse claim; and (ii) will rank pari passu and carry the same rights and privileges in all respects as any other Ordinary Shares issued by the Company and shall be entitled to all dividends and other distributions declared, paid or made thereon.

(j)             Disclosure. Following the filing of the 6-K Filing (as defined below) and the publication of the Press Release (as defined below), the Company confirms that neither it nor any other Person acting on its behalf has provided the Purchaser or its agents or counsel with any information that it believes constitutes or might constitute material, non-public information. The Company understands and confirms that the Purchaser will rely on the foregoing representations in effecting transactions in securities of the Company.

(k)            No Additional Representations. The Company acknowledges that the Purchaser makes no representations or warranties as to any matter whatsoever except as expressly set forth in this Agreement.

Section 3.2.            Representations and Warranties of the Purchaser. In connection with the transactions provided for herein, the Purchaser hereby represents and warrants to the Company that:

(a)            Organization and Good Standing. The Purchaser is duly incorporated, validly existing and in good standing under the Law of its jurisdiction of organization.

(b)            Authorization. The execution, delivery and performance of the Transaction Documents by the Purchaser have been duly authorized by all necessary corporate action on its part. This Agreement has been duly executed and delivered by the Purchaser and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as enforcement may be limited by general principles of equity, whether applied in a court of law or a court of equity, and by applicable bankruptcy, insolvency and similar Law affecting creditors’ rights and remedies generally. Without limiting the generality of the foregoing, no approval by its shareholders is required in connection with this Agreement, the performance by it of its obligations hereunder, or the consummation by the Purchaser of the transactions contemplated hereby.

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(c)            Experience. The Purchaser has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the New Note. The Purchaser is capable of bearing the economic risks of such investment, including a complete loss of its investment.

(d)            Purchase Entirely for Own Account. The Purchaser is acquiring the New Note for investment purposes only for its own account and not with a view to, or with any intention of distribution. The Purchaser does not have any direct or indirect arrangement, or understanding with any other person to distribute, or regarding the distribution of the New Note in violation of the Securities Act or any other applicable state securities law and is not acting as a “distributor” (within the meaning of Rule 902(d) of Regulation S under the Securities Act) of the New Note or the Ordinary Shares represented by the ADSs issuable upon the conversion of the New Note.

(e)            Solicitation. The Purchaser (x) was not identified or contacted through the marketing of the New Note and (y) did not contact the Company as a result of any general solicitation or directed selling efforts.

(f)            No Violation. The execution, delivery and performance by the Purchaser of this Agreement do not and will not (i) violate, conflict with or result in the breach of any provision of its memorandum and articles of association (or similar organizational documents), (ii) subject to the truth and accuracy of the representations and warranties of the Company in Section 3.1(g), conflict with or violate any Law or Governmental Order applicable to it or any of its assets, properties or businesses or (iii) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which it is a party or result in the creation of any Liens upon any of its properties or assets, other than, in the case of clauses (ii) and (iii) above, any such conflict, violation, default, termination, amendment, acceleration, suspension, revocation or cancellation that would not result in any material adverse effect on the operations, financial position or condition of the Purchaser and its Subsidiaries, taken as a whole, or adversely affect the ability of the Purchaser to carry out its obligations hereunder and to consummate the transactions contemplated hereunder.

(g)            Governmental Consents and Approvals. The execution, delivery and performance by the Purchaser of this Agreement do not and will not require any consent, approval, authorization or other order of, action by, filing with, or notification to, any Governmental Authority.

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(h)            Legend. The Purchaser understands that the certificate representing the New Note will bear a legend to the following effect:

“THIS NOTE AND THE SECURITIES REPRESENTED HEREBY WERE ISSUED IN AN OFFSHORE TRANSACTION TO PERSONS WHO WERE NOT U.S. PERSONS AND WERE NOT PURCHASING FOR THE ACCOUNT OR BENEFIT OF U.S. PERSONS PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). ACCORDINGLY, THIS NOTE AND THE SECURITIES REPRESENTED HEREBY (INCLUDING AMERICAN DEPOSITARY SHARES OR ORDINARY SHARES ISSUABLE UPON CONVERSION HEREOF) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT, OR UNDER ANY OTHER SECURITIES LAWS. THIS NOTE AND THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND OTHER APPLICABLE SECURITIES LAWS. PRIOR TO THE EXPIRATION OF 40 DAYS AFTER THE LATER OF THE COMMENCEMENT OF THE OFFERING OF THIS SECURITY AND THE DATE THIS NOTE IS ISSUED (THE “DISTRIBUTION COMPLIANCE PERIOD”), THE NOTE AND THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT

(1)	TO THE COMPANY OR ANY SUBSIDIARY THEREOF;

(2)	OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION PURSUANT TO REGULATION S UNDER THE SECURITIES ACT;

(3)	PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OF THE COMPANY THAT COVERS THE RESALE OF THE NOTE OR SECURITIES REPRESENTED HEREBY; OR

(4)	PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER, THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. EACH HOLDER, BY ITS ACCEPTANCE OF THIS NOTE, REPRESENTS THAT (A) IT UNDERSTANDS AND AGREES TO THE FOREGOING RESTRICTIONS AND (B) IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.”

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(i)             Private Placement. The Purchaser understands that (i) the New Note has not been registered under the Securities Act or any state securities Laws, by reason of its issuance by the Company in a transaction exempt from the registration requirements thereof and (ii) the New Note may not be sold unless such disposition is registered under the Securities Act and applicable state securities Laws or is exempt from registration thereunder. The Purchaser represents that (i) it is not a U.S. person and is located outside of the United States, as such terms are defined in Rule 902 of Regulation S under the Securities Act and (ii) it is not an “affiliate” of the Company as such term is defined in Rule 405 under the Securities Act.

(j)             Offshore Transaction. The Purchaser has been advised and acknowledges that in issuing the New Note to the Purchaser pursuant hereto, the Company is relying upon the exemption from registration provided by Regulation S. The Purchaser is acquiring the New Note in offshore transaction in reliance upon the exemption from registration provided by Regulation S.

(k)            No Additional Representations. The Purchaser acknowledges that the Company makes no representations or warranties as to any matter whatsoever except as expressly set forth in the Transaction Documents.

Article IV

MISCELLANEOUS

Section 4.1.            No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, except as expressly provided in this Agreement.

Section 4.2.            Governing Law; Submission to Arbitration.

(a)            THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

(b)            Any dispute, controversy, difference or claim arising out of or relating to this Agreement, including the existence, validity, interpretation, performance, breach or termination thereof or any dispute regarding non-contractual obligations arising out of or relating to it shall be referred to and finally resolved by arbitration administered by the Hong Kong International Arbitration Centre (“HKIAC”) under the HKIAC Administered Arbitration Rules in force when the notice of arbitration is submitted. The seat of arbitration shall be Hong Kong. The official language of the arbitration shall be English and the arbitration tribunal shall consist of three (3) arbitrators (each, an “Arbitrator”). The claimant shall nominate one (1) Arbitrator; the respondent shall nominate one (1) Arbitrator; and a third Arbitrator will be nominated jointly by the first two Arbitrators and shall serve as chairman of the arbitration tribunal.

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(c)            Any party may seek interim injunctive relief, provisional rulings or other interim relief from a court of competent jurisdiction, both before and after the Arbitrators have been appointed, at any time up until the arbitrators have made their final award.

(d)            The award rendered by the arbitral tribunal shall be final and binding on the parties. Judgment on the award may be entered in any court of competent jurisdiction.

Section 4.3.            Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 4.4.            Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed duly given, made or received (i) on the date of delivery if delivered in person, (ii) on the date of confirmation of receipt of transmission by facsimile or other form of electronic delivery (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party) or (iii) three (3) Business Days after deposit with an internationally recognized express courier service to the respective parties hereto at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 4.4):

If to the Company, to:

NaaS Technology Inc.

Address: [REDACTED]

Attention: [REDACTED]

Email: [REDACTED]

Facsimile: [REDACTED]

If to the Purchaser, to:

LMR Multi-Strategy Master Fund Limited

Address: [REDACTED]

Attention: [REDACTED]

Email: [REDACTED]

Copy: [REDACTED]

Section 4.5.            Fees and Expenses. Each party hereto shall pay all of its own fees and expenses (including attorneys’ fees) incurred in connection with this Agreement and the transactions contemplated hereby, provided that the Company shall pay any and all (a) documentary, stamp or similar issue or transfer Tax due on the issue of each New Note as and when it is issued (b) fees and expenses of the listing of the ADSs issued upon conversion of each New Note on the Nasdaq (or the principal U.S. national or regional securities exchange on which the ADSs are traded at the time of such conversion).

Section 4.6.            Entire Agreement. The Transaction Documents and the other documents delivered pursuant hereto and thereto constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the parties and/or their Subsidiaries and Affiliates with respect to the subject matter of this Agreement.

13

Section 4.7.            Amendment. Any provision of this Agreement may be amended if, but only if, such amendment is in writing and is duly executed and delivered by or on behalf of each of the parties hereto.

Section 4.8.            Waiver and Extension. Any party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered by the other party pursuant hereto or (c) waive compliance with any of the agreements of the other party or conditions to such party’s obligations contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. No waiver of any representation, warranty, agreement, condition or obligation granted pursuant to this Section 4.8 or otherwise in accordance with this Agreement shall be construed as a waiver of any prior or subsequent breach of such representation, warranty, agreement, condition or obligation or any other representation, warranty, agreement, condition or obligation and no waiver of any condition granted pursuant to this Section 4.8 or otherwise in accordance with this Agreement shall be construed as a waiver of any representation, warranty, agreement or covenant to which such condition relates. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

Section 4.9.            Severability. If any term or other provision of this Agreement is held to be invalid, illegal or incapable of being enforced under any applicable Law or any Governmental Order, such term or other provision shall be excluded from this Agreement and all other terms and provisions of this Agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to either party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Company and the Purchaser shall negotiate together in good faith to modify this Agreement so as to effect the original intent of both the Company and the Purchaser as closely as possible in an acceptable manner in order that the transactions contemplated by this Agreement are consummated as originally contemplated to the greatest extent possible.

Section 4.10.          Termination of Prepaid Agreements. The Company and the Purchaser agree that the Purchaser shall deliver 316,790 ADSs to the account nominated by the Company on or before the fifth (5th) day following the date that the Company notifies the Purchaser of such account details. Upon the delivery of such ADSs to the Company, all obligations of the Purchaser under the Prepaid Agreements shall be fully performed and satisfied, and the Prepaid Agreements shall terminate in accordance with their terms.

Section 4.11.          Public Disclosure. Without limiting any other provision of this Agreement, the Purchaser and the Company shall consult with the other and issue a press release, to be furnished by the Company to the SEC on Form 6-K, with respect to the execution of the Transaction Documents and the transactions contemplated thereby. Thereafter, neither the Company nor the Purchaser, nor any of their respective Subsidiaries, shall issue any press release or other public announcement or communication (to the extent not previously publicly disclosed or made in accordance with this Agreement) with respect to the transactions contemplated hereby or thereby without the prior written consent of the other party (such consent not to be unreasonably withheld, conditioned or delayed), except to the extent a party’s counsel deems such disclosure necessary in order to comply with any Law or the regulations or policies of any securities exchange or other similar regulatory body, in which case the disclosing party shall give the other parties notice as promptly as is reasonably practicable of any required disclosure to the extent permitted by applicable Law, shall limit such disclosure to the information such counsel advises is required to comply with such Law or regulations, and if reasonably practicable, shall consult with the other party regarding such disclosure and give good faith consideration to any suggested changes to such disclosure from the other party. Notwithstanding anything to the contrary in this Section 4.11, the Purchaser and the Company may make public statements in response to specific questions by the press, analysts, investors or those attending industry conferences or financial analyst conference calls, so long as any such statements are not materially inconsistent with previous press releases, public disclosures or public statements made by the Company or the Purchaser and do not reveal material, non-public information regarding the other parties or the transactions contemplated by this Agreement.

[The rest of this page has deliberately been left blank]

14

IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute this Agreement as of the date first above written.

NAAS TECHNOLOGY INC.

By:	/s/ Zhen DAI
Name:	Zhen DAI
Capacity:	Chairman

[Signature Page to Convertible Note Exchange Agreement]

IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute this Agreement as of the date first above written.

LMR Multi-Strategy Master Fund Limited

By:	/s/ Shane Cullinane
Name:	Shane Cullinane
Capacity:	COO, LMR Partners Limited, acting in its capacity as investment manager of LMR Multi-Strategy Master Fund Limited

[Signature Page to Convertible Note Exchange Agreement]

Exhibit A

FORM OF NEW NOTE

THIS NOTE AND THE SECURITIES REPRESENTED HEREBY WERE ISSUED IN AN OFFSHORE TRANSACTION TO PERSONS WHO WERE NOT U.S. PERSONS AND WERE NOT PURCHASING FOR THE ACCOUNT OR BENEFIT OF U.S. PERSONS PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). ACCORDINGLY, THIS NOTE AND THE SECURITIES REPRESENTED HEREBY (INCLUDING AMERICAN DEPOSITARY SHARES OR ORDINARY SHARES ISSUABLE UPON CONVERSION HEREOF) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT, OR UNDER ANY OTHER SECURITIES LAWS. THIS NOTE AND THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND OTHER APPLICABLE SECURITIES LAWS. PRIOR TO THE EXPIRATION OF 40 DAYS AFTER THE LATER OF THE COMMENCEMENT OF THE OFFERING OF THIS SECURITY AND THE DATE THIS NOTE IS ISSUED (THE “DISTRIBUTION COMPLIANCE PERIOD”), THIS NOTE AND THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT

(1)	TO THE COMPANY OR ANY SUBSIDIARY THEREOF;

(2)	OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION PURSUANT TO REGULATION S UNDER THE SECURITIES ACT;

(3)	PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OF THE COMPANY THAT COVERS THE RESALE OF THIS NOTE OR SECURITIES REPRESENTED HEREBY; OR

(4)	PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER, THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. EACH HOLDER, BY ITS ACCEPTANCE OF THIS NOTE, REPRESENTS THAT (A) IT UNDERSTANDS AND AGREES TO THE FOREGOING RESTRICTIONS AND (B) IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.

CONVERTIBLE NOTE DUE 2025

US$35,000,000	[DATE]

Subject to the terms and conditions of this Convertible Note due 2025 (the “Note”), for good and valuable consideration received, NaaS Technology Inc., a Cayman Islands company (the “Company”), promises to pay to the order of LMR Multi-Strategy Master Fund Limited(such party and any permitted transferee, in whole or in part, a “Holder”), the principal amount of US$35,000,000, unless the outstanding principal is settled in accordance with Article 3 of this Note, on the Maturity Date (as defined below), or such earlier or later date as may be otherwise provided herein.

This Note is issued pursuant to, and in accordance with, the Convertible Note Exchange Agreement, dated October ___, 2024 (the “Exchange Agreement”), by and among the Company and the Holder, and is subject to the provisions thereof. Capitalized terms used and not defined herein will have the meaning set forth in the Exchange Agreement.

The following is a statement of the rights of the Holder of this Note and the terms and conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note, agrees:

ARTICLE 1
DEFINITIONS

“ADS Ratio” will have the meaning ascribed to such term in Section 4.1.

“ADSs” means American Depositary Shares, each representing two hundred (200) Ordinary Shares as of the date of this Note.

“Affiliate” means, with respect to any specified Person, any Person that controls, is controlled by, or is under common control with such Person. For purposes of this definition, the term “control” (including the terms “controlling,” “controlled by” and “under common control with”), when used with respect to any specified Person, means the possession, directly or indirectly, individually or together with any other Person, of the power to direct or to cause the direction of the management and policies of a Person, whether through ownership of voting securities or other interests, by contract or otherwise.

“Arbitrator” will have the meaning ascribed to such term in Section 10.5(b).

“Business Day” means New York City time on any day that is not a Saturday, a Sunday or other day on which banking institutions in the State of New York, Hong Kong or the People’s Republic of China (excluding Hong Kong, Macau and Taiwan solely for the purpose of this Agreement) are required by Law to be closed.

“Book Closure Period” will have the meaning ascribed to such term in Section 3.3.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether outstanding on the Original Issue Date or issued thereafter, including all common stock and preferred stock, but excluding debt securities convertible into such equity.

“Cash Alternative Amount” will have the meaning ascribed to such term in Section 3.6.

“Cash Alternative Election” will have the meaning ascribed to such term in Section 3.6.

“Cash Alternative Election Notice” will have the meaning ascribed to such term in Section 3.6.

“Cash Settlement Amount” will have the meaning ascribed to such term in Section 3.8.

“Change of Control” means the occurrence of one or more of the following events:

(ii)	an amalgamation, arrangement or consolidation or scheme of arrangement (i) in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the jurisdiction in which the Company is incorporated or (ii) following which the holders of the voting securities of the Company do not continue to hold more than 50% of the combined voting power of the voting securities of the surviving entity;

(iii)	the direct or indirect sale, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company to another Person (other than to any of the Company’s Subsidiaries or to one or more Permitted Holders);

(iv)	any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) (other than the Company, its Subsidiaries or one or more Permitted Holders) is or becomes the “beneficial owner” (as such term is used in Rule 13d-3 of the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the voting shares of the Company;

(v)	the complete liquidation or dissolution of the Company.

“close of business” means 5:00 P.M., New York City time.

“Company” will have the meaning ascribed to such term in the Preamble.

“Conversion Date” will have the meaning ascribed to such term in Section 3.5(a).

“Conversion Notice” will have the meaning ascribed to such term in Section 3.5(a).

“Conversion Period” means the period from (and including) the 20th day following a Quarterly Payment Date to (and including) the next Quarterly Payment Date, provided that the first Conversion Period shall commence on January 20, 2025 and the last Conversion Period shall end on the Maturity Date.

“Conversion Price” will have the meaning ascribed to such term in Section 3.1.

“Conversion Right” will have the meaning ascribed to such term in Section 3.1.

“Current ADS Ratio” will have the meaning ascribed to such term in Section 4.1.

“Default Interest” will have the meaning ascribed to such term in Section 2.1.

“Depositary” means JPMorgan Chase Bank, N.A., or any successor thereto, as the depositary of the Company’s ADS program.

“Eligible Market” means The New York Stock Exchange, The Nasdaq Capital Market, The Nasdaq Global Select Market or The Nasdaq Global Market (or any of their respective successors).

“Equivalent Amount” will have the meaning ascribed to such term in Section 3.5(f).

“Equivalent Original Shares” will have the meaning ascribed to such term in Section 3.7.

“Event of Default” will have the meaning ascribed to such term in Section 2.4.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Agreement” will have the meaning ascribed to such term in the Preamble.

“Floor Price” means US$1.00 per ADS, subject to adjustments as provided in Article 4.

“Floor Share Price” means US$0.005 per Share, subject to adjustments as provided in Article 4.

“Fractional ADSs” means ADSs that would represent a fractional Ordinary Share.

“Governmental Authority” means any federal, national, supranational, state, provincial, local, municipal or other government, any governmental, quasi-governmental, supranational, regulatory or administrative authority (including any governmental division, department, agency, commission, instrumentality, organization, unit or body, political subdivision, and any court or other tribunal) or any self-regulatory organization (including the Nasdaq) with competent jurisdiction.

“HKIAC” will have the meaning ascribed to such term in Section 10.5(b).

“Holder” will have the meaning ascribed to such term in the Preamble.

“IFRS” means International Financial Reporting Standards as issued by the International Accounting Standards Board.

“Latest Conversion Notice” will have the meaning ascribed to such term in Section 3.8.

“Last Reported Sale Price” of the ADSs on any date means the closing sale price per ADS (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the Nasdaq (or the principal U.S. national or regional securities exchange on which the ADSs are traded). If the ADSs are not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” will be the last quoted bid price for the ADSs in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If the ADSs are not so quoted, the “Last Reported Sale Price” will be the average of the midpoint of the last bid and ask prices for the ADSs on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

“Law” means any statute, law, ordinance, regulation, rule, code, order, judgment, writ, injunction, decree or requirement of law (including common law) enacted, issued, promulgated, enforced or entered by a Governmental Authority.

“Maturity Date” means September 30, 2025, provided that:

(i)	prior to the initial Maturity Date of this Note, if on such date the outstanding principal amount of the Note is less than US$34,000,000, the Holder shall extend the Maturity Date to December 31, 2025 , and the Company and the Holder agree that the term “Maturity Date” defined in this Note shall mean December 31, 2025 thereafter;

(ii)	if the “Maturity Date” means December 31, 2025 as provided in sub-clause (i) of this definition and on such date the outstanding principal amount of the Note is less than US$20,000,000, the Company may extend the Maturity Date to June 30, 2026 by written notice to the Holder, and if the Company makes such election, the Company and the Holder agree that the term “Maturity Date” defined in this Note shall mean June 30, 2026 thereafter; and

(iii)	if the “Maturity Date” means June 30, 2026 as provided in sub-clause (ii) of this definition and on such date the outstanding principal amount of the Note is less than US$13,000,000, the Company may extend the Maturity Date to December 31, 2026 by written notice to the Holder, and if the Company makes such election, the Company and the Holder agree that the term “Maturity Date” defined in this Note shall mean December 31, 2026 thereafter.

“Nasdaq” means the Nasdaq Capital Market.

“Note” will have the meaning ascribed to such term in the Preamble.

“Note Certificate” means the certificate evidencing this Note.

“open of business” means 9:00 A.M., New York City time.

“Ordinary Shares” means Class A ordinary shares of the Company, par value US$0.01 per ordinary share, at the date of this Note, or shares of any class or classes resulting from any subdivision, consolidation or re-classification of those shares, which as between themselves have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation or dissolution of the Company.

“Original Issue Date” means October ___, 2024.

“Payment Due Date” will have the meaning ascribed to such term in Section 2.1.

“Permitted Holders” means:

(i)	Newlinks Technology Limited, a Cayman Islands company;

(ii)	any Person directly or indirectly controls, or is directly or indirectly controlled by or under direct or indirect common control with, the person specified in clause (i); and

(iii)	any Person both the Capital Stock and the Voting Stock of which (or in the case of a trust, the beneficial interests in which) are owned two-thirds or more by any of the persons specified in clause (i) or (ii).

“Person” includes any individual, company, corporation, firm, partnership, joint venture, undertaking, association, organization, trust, state or agency of a state (in each case whether or not being a separate legal entity) but does not include the Company’s board of directors or any other governing board and does not include the Company’s Subsidiaries.

“Prepayment Amount” means the aggregate principal amount of the Note that is subject to the Company’s Prepayment Right in each Conversion Period as set out in the table below; provided that in respect of each Conversion Period commencing after December 31, 2025, the Company may exercise its Prepayment Right only if the outstanding principal amount of the Note on December 31, 2025 is less than US$20,000,000:

The period from January 20, 2025 to March 31, 2025	US$1,000,000
The period from April 20, 2025 to June 30, 2025	US$1,500,000
The period from July 20, 2025 to September 30, 2025	US$2,000,000
The period from October 20, 2025 to December 31, 2025	US$2,500,000
The period from January 20, 2026 to March 31, 2026	US$3,000,000
The period from April 20, 2026 to June 30, 2026	US$3,500,000

“Prepayment Right” will have the meaning ascribed to such term in Section 9.2.

“Quarterly Conversion Cap” means US$4,500,000, it being understood that if the amount of a Quarterly Conversion Cap is not fully used in a specific Conversion Period, such amount not used shall be deemed forfeited and may not be used in the following Conversion Periods.

“Quarterly Payment Date” shall be each of March 31, June 30, September 30 and December 31 of each year prior to the Maturity Date.

“Receipt Confirmation” will have the meaning ascribed to such term in Section 3.5(a).

“Receipt Confirmation Date” will have the meaning ascribed to such term in Section 3.5(a).

“Redemption Right” will have the meaning ascribed to such term in Section 9.1.

“Register” will have the meaning ascribed to such term in Section 8.1.

“Registrar” will have the meaning ascribed to such term in Section 8.1.

“Relevant Event” will have the meaning ascribed to such term in Section 5.1.4.

“Relevant Event Put Date” will have the meaning ascribed to such term in Section 5.1.1.

“Relevant Event Put Exercise Notice” will have the meaning ascribed to such term in Section 5.1.1.

“Remaining Amount” will have the meaning ascribed to such term in Section 3.8.

“Reset Date” will have the meaning ascribed to such term in Section 3.2.

“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Share Cap” will have the meaning ascribed to such term in Section 3.8.

“Subsidiary” means, as of the relevant date of determination, with respect to any Person (the “subject entity”), (a) any Person (i) more than 50% of whose shares or other interests entitled to vote in the election of directors or (ii) in respect of whom an interest in more than fifty percent (50%) of the profits or capital of such Person, is or are owned or controlled directly or indirectly by the subject entity or through one (1) or more other Subsidiaries of the subject entity, (b) any Person, including for the avoidance of doubt any “variable interest entity”, whose financial statements, or portions thereof, are or are intended to be consolidated with the financial statements of the subject entity for financial reporting purposes in accordance with IFRS, or (c) any Person with respect to which the subject entity has the sole power to control or otherwise direct the business and policies of that entity directly or indirectly through another subsidiary or otherwise.

“Successor Company” will have the meaning ascribed to such term in Section 6.1(a).

“Trading Day” means a day on which (a) trading in the ADSs (or other Company security for which a closing sale price must be determined) generally occurs on the Nasdaq or, if the ADSs (or such other security) are not then listed on the Nasdaq, on the principal other U.S. national or regional securities exchange on which the ADSs (or such other security) are then listed or, if the ADSs (or such other security) are not then listed on a U.S. national or regional securities exchange, on the principal other market on which the ADSs (or such other security) are then traded and (b) a Last Reported Sale Price for the ADSs (or closing sale price for such other security) is available on such securities exchange or market; provided that if the ADSs (or such other security) are not so listed or traded, “Trading Day” means a Business Day.

“Transfer Notice” will have the meaning ascribed to such term in Section 8.2.

“US$”, “$” or “U.S. dollar” means the United States dollar, the lawful currency of the United States of America.

“U.S.” means the United States of America.

“Voting Stock” means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

“VWAP” means the volume weighted average prices of the Ordinary Shares or ADSs, as the case may be, on the relevant Trading Day or the relevant Trading Day-period quoted on Bloomberg under the “AQR” function (or any successor function), with appropriate “DPDF” settings (or any successor pages) for the relevant adjustment(s) where implemented, from 9:30 to 16:00, New York City time or, if unavailable on Bloomberg, from such other source as will be determined appropriate by a leading investment bank of international repute. Adjustments to the VWAP will be made to reflect the occurrence of any of the adjustment events described in Section 4.1, to the extent such events are not reflected in the VWAP as reported by the “AQR” function (or any successor function), with appropriate “DPDF” settings (or any successor pages) for the relevant adjustment(s). For the avoidance of doubt, if the adjustment event(s) described in Section 4.1 is reflected in the VWAP as reported by the “AQR” function (or any successor function), with appropriate “DPDF” settings (or any successor pages) for the relevant adjustment(s), then the adjustment formula provided in Section 4.1 for such adjustment event(s) will not apply.

ARTICLE 2
INTEREST; PAYMENTS; DEFAULTS

2.1.            Interest.

(a)            Interest. Within five (5) Business Days after each Quarterly Payment Date, the Company shall pay to the Holder in cash the interest payable on such Quarterly Payment Date as calculated at a simple interest rate of 5.00% per annum, computed on the basis of a 360-day year of twelve 30-day months, provided that any portion of the principal amount of this Note which has been converted, redeemed or which the Company has elected to settle by paying the Cash Alternative Amount or the Cash Settlement Amount prior to such Quarterly Payment Date shall not be deemed outstanding.

(b)            Default Interest. In the event that this Note is required to be redeemed or repaid, or is in default pursuant to Sections 2.4, 2.5 or 3.6 and payment of principal, redemption monies or the Cash Alternative Amount is improperly withheld or refused on the Payment Due Date, any unpaid amount on this Note will bear interest at 5% per annum from and including the due date for redemption or payment thereof after due presentation of this Note Certificate and any other documents required under this Note (the “Payment Due Date”) to and excluding the date such unpaid amount in respect of this Note is paid as provided in Section 2.2 (“Default Interest”). If Default Interest on this Note is required to be calculated for less than a complete year, it will be computed on the basis of a 360-day year composed of twelve 30-day months and, for partial months, on the basis of actual days elapsed over a 30-day month.

2.2.            Payment. All amounts payable on or in respect of this Note or the indebtedness evidenced hereby will be paid to the Holder in U.S. dollars, in immediately available funds on the date that any amount is due and payable hereunder. The Company will make such payments on each such date to the Holder by wire transfer of immediately available funds for the account of the Holder as the Holder may designate from time to time and notify in writing to the Company at least three (3) Business Days prior to each payment date. If any such payment date falls on a day that is not a Business Day, the required payment will be made on the next succeeding Business Day and no interest on such payment will accrue in respect of the delay.

2.3.            Seniority. This Note ranks senior in right of payment to any of the Company’s future indebtedness that is expressly subordinated in right of payment to this Note, equal in right of payment to any of the Company’s future indebtedness and other liabilities of the Company that are not so subordinated, junior in right of payment to any of the Company’s secured indebtedness to the extent of the value of the assets securing such indebtedness and structurally junior to all future indebtedness incurred by the Company’s Subsidiaries and their other liabilities (including trade payables).

2.4.            Events of Default. For purposes of this Note, an “Event of Default” will be deemed to have occurred if any of the following events occur, whatever the reason or cause for such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any Governmental Authority or otherwise:

(a)            Failure to Pay Principal or Interest. The Company defaults in the payment of principal of this Note or interest thereon when due and payable upon acceleration or redemption;

(b)            Breach of Conversion Obligation. The Company fails to comply with its obligation to convert all or a portion of this Note in accordance with Article 3 upon the Holder’s exercise of its Conversion Rights and such failure continues for a period of two (2) Business Days;

(c)            Breach of Other Obligations. The Company fails for 30 calendar days after written notice from the Holder has been received by the Company to comply with any of its other agreements contained in this Note or the Exchange Agreement in any material respect;

(d)            Illegality; Unenforceability. This Note will be (i) illegal or unenforceable in any material respect or (ii) terminated prior to its scheduled termination date (other than pursuant to Section 10.2), and such condition continues for 10 consecutive Trading Days;

(e)            Adverse Judgment. Final judgments or orders for the payment, singly or in the aggregate, of US$15,000,000 (or the foreign currency equivalent thereof) or more (excluding any amounts covered by insurance) is rendered against the Company or any Subsidiary of the Company, which judgment or order is not paid, bonded or otherwise discharged or stayed within 60 calendar days after the earlier of (i) the date on which the right to appeal thereof has expired if no such appeal has commenced and (ii) the date on which all rights to appeal have been extinguished;

(f)            Security Enforced. Any mortgage, charge, pledge, lien or other encumbrance, present or future, created or assumed by the Company or any of its Subsidiaries is enforced (including the taking of possession or the appointment of a receiver, administrative receiver, administrator, manager or other similar person), and is not discharged within 30 calendar days;

(g)            Bankruptcy. The Company or any of its Subsidiaries will commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or any such Subsidiary or its debts under any bankruptcy, insolvency or other similar Law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any such Subsidiary or all or substantially all of its property, or will consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or will make a general assignment for the benefit of creditors, or will fail generally to pay its debts as they become due;

(h)            Involuntary Proceedings. An involuntary case or other proceeding will be commenced against the Company or any of its Subsidiaries seeking liquidation, reorganization or other relief with respect to the Company or such Subsidiary or its debts under any bankruptcy, insolvency or other similar Law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or such Subsidiary or all or substantially all of its property, and such involuntary case or other proceeding will remain undismissed and unstayed for a period of 30 consecutive calendar days; or

(i)            Analogous Events. Any event occurs which under the laws of the relevant jurisdiction has an analogous effect to any of the events referred to in Sections 2.4(e) to 2.4(h).

2.5.            Consequences of Event of Default.

(a)            Upon the occurrence of an Event of Default, the Company will promptly deliver written notice thereof to the Holder. If one or more Events of Default will have occurred and be continuing (whatever the reason for such Event of Default and whether it will be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any Governmental Authority), then, and in each and every such case (other than an Event of Default specified in Section 2.4(f) or Section 2.4(g) or with respect to the Company or any of its Subsidiaries), unless the principal of this Note will have already become due and payable, the Holder may, by notice in writing to the Company, declare 100% of the outstanding principal of this Note to be due and payable immediately, and upon any such declaration the same will become and will automatically be immediately due and payable. If an Event of Default specified in Section 2.4(f) or Section 2.4(g) with respect to the Company or any of its Subsidiaries occurs and is continuing, 100% of the outstanding principal of this Note will become and will automatically be immediately due and payable without any action on the part of the Holder.

(b)            Subsection (a) above, however, is subject to the conditions that if, at any time after the outstanding principal of this Note will have been so declared due and payable, and before any judgment or decree for the payment of the monies due will have been obtained or entered as hereinafter provided, the Company will pay or will deposit with the Holder a sum sufficient to pay the outstanding principal of this Note that will have become due otherwise than by acceleration, and if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) any and all existing Events of Default under this Note, other than the nonpayment of the principal on this Note that will have become due solely by such acceleration, will have been cured or waived, then and in every such case the Holder, by written notice to the Company, may waive all defaults or Events of Default with respect to this Note and rescind and annul such declaration and its consequences and such default will cease to exist, and any Event of Default arising therefrom will be deemed to have been cured for every purpose of this Note; but no such waiver or rescission and annulment will extend to or will affect any subsequent Event of Default, or will impair any right consequent thereon.

2.6.            Damages. If a competent court rules that either party is in breach of terms of this Note and the other party suffers damages, losses, costs or expenses as a result, remedies payable by this party to the non-breaching party will be the damages as determined by the court.

ARTICLE 3
CONVERSION

3.1.            Conversion by Holder. Subject to and upon compliance with the provisions of this Article 3, during each Conversion Period, the Holder will have the right, at the Holder’s option, to convert the principal amount of this Note in an amount up to the Quarterly Conversion Cap in such Conversion Period (the “Conversion Right”) (provided that the portion to be converted is at least US$1,000,000 in aggregate principal amount of this Note (or the entirety of the principal amount of this Note) and any integral multiples of US$1,000 in excess thereof (or the entirety of the principal amount of this Note)) to the Company’s fully paid ADSs. Notwithstanding the foregoing, the Company is not obligated to give effect to any exercise of conversion rights (including the Conversion Rights granted under this Note) more than once every seven (7) calendar days. For the avoidance of doubt, the Holder shall not have the Conversion Right on and after the Maturity Date.

3.2.            Conversion Price. Subject to adjustments as provided in Sections 4.1 and 4.2, the initial price at which ADSs will be delivered upon conversion (the “Conversion Price”) shall be 0.90 times the arithmetic average of the VWAP of the ADSs traded in the Trading Days of the thirty (30)-day period immediately preceding January 20, 2025. The Conversion Price shall reset on the first day following each subsequent Quarterly Payment Date (each such day, the “Reset Date”) and be in effect during the relevant Conversion Period. The Conversion Price, commencing with the first Reset Date and for each subsequent Reset Date, shall be the U.S. dollar amount equal to the higher of (i) 0.90 times the arithmetic average of the VWAP of the ADSs traded in the Trading Days of the ninety (90)-day period immediately preceding the relevant Reset Date and (ii) the Floor Price, subject to adjustments as provided in Article 4.

In all calculations of the Conversion Price, if the relevant Conversion Notice is delivered to the Company on a day that is not a Trading Day, the Conversion Notice will be deemed to have been delivered on the next day that is a Trading Day.

3.3.            Book Closure Period. Notwithstanding the foregoing, if a Conversion Date in respect of this Note would otherwise fall during a period in which the register of ADSs of the Depositary is closed generally or for the purpose of establishing entitlement to any distribution or other rights attaching to the ADSs (a “Book Closure Period”), such Conversion Date will be postponed to the first Trading Day following the expiry of such Book Closure Period.

3.4.            Conversion Procedure; Settlement Upon Conversion.

(a)            This Note will be deemed to have been converted immediately prior to the close of business on the date (the “Conversion Date”) that the Holder has delivered (1) a duly completed and executed irrevocable written notice to the Registrar in the form attached hereto as Exhibit A (the “Conversion Notice”), (2) the Note Certificate to the Registrar for cancellation or notation of the outstanding principal amount of this Note after partial conversion, and (3) the ADS conversion documents pursuant to the procedures of the Depositary in effect at that time to the Registrar and the Depositary. On or before the third (3rd) Business Day following the date of receipt of a Conversion Notice, the Registrar will transmit by facsimile or other electronic means a confirmation of receipt of such Conversion Notice to the Holder (the “Receipt Confirmation” and such date of transmission, the “Receipt Confirmation Date”). Within five (5) Business Days after the relevant Receipt Confirmation Date, the Company will (i) take all actions and execute all documents and procure that the Depositary take all actions and execute all documents necessary to effect the issuance of the number of ADSs to which the Holder will be entitled in satisfaction of any conversion pursuant to Section 3.1, (ii) cause entries on the Company’s register of members to be entered with respect to the Ordinary Shares represented by such ADSs in the name of the Depositary for the purpose of such deposit and (iii) subject to Section 3.5(c), cancel this Note Certificate. No Conversion Notice may be delivered and this Note Certificate may not be surrendered by the Holder for conversion thereof if the Holder has also delivered a Relevant Event Put Exercise Notice to the Registrar in respect of this Note and not validly withdrawn such Relevant Event Put Exercise Notice in accordance with Section 5.4. A single certificate will be issued in respect of all ADSs issued on conversion of this Note subject of the same Conversion Notice.

(b)            The Company will not issue any Fractional ADS upon conversion of this Note and will instead pay cash in lieu of any Fractional ADS deliverable upon conversion based on the VWAP of the ADSs on the relevant Conversion Date.

(c)            In the event the Holder presents this Note Certificate to the Registrar pursuant to Section 3.5(a) for partial conversion, the Registrar will record the outstanding principal amount equal to the unconverted portion of the presented Note Certificate on the Register and the “Schedule of Outstanding Principal Amount of this Note in respect of which this Note Certificate is issued” attached to this Note Certificate and update the Register to reflect such outstanding principal amount. Such recoding will be made without payment of any service charge by the Holder.

(d)            If the Holder submits this Note Certificate to the Registrar for conversion, the Company will pay any documentary, stamp or similar issue or transfer tax due on the delivery of the ADSs upon such conversion of this Note (or the issuance of the underlying Ordinary Shares), unless the tax is due because the Holder requests such ADSs (or such Ordinary Shares) to be issued in a name other than the Holder’s name, in which case the Holder will pay that tax. The Company will pay the relevant Depositary’s fees for issuance of the ADSs.

(e)            The number of ADSs to be issued on conversion of a Note will be determined by dividing the principal amount of Note to be converted by the Conversion Price (in the event of Fractional ADS, cash in lieu of such Fractional ADS shall be paid pursuant to Section 3.5(b)). The Company’s settlement of each conversion pursuant to this Article 3 will be deemed to satisfy in full its obligation to pay the principal amount of this Note converted.

(f)             If the record date for the payment of any dividend or other distribution in respect of the Original Shares is on or after the Conversion Date in respect of this Note, but before the issuance of the ADS to the Holder, the Company will calculate and directly pay to the converting Holder an amount in U.S. dollars (the “Equivalent Amount”) equal to the Fair Market Value of such dividend or other distribution to which the Holder would have been entitled had the Depositary on that record date been such a shareholder of record of Original Shares and will make the payment at the same time as it makes payment of the dividend or other distribution, or as soon as practicable thereafter, but, in any event, not later than seven (7) Business Days thereafter.

(g)            Except as provided in Section 3.5(f), no adjustment will be made for dividends on any ADSs delivered upon any conversion of this Note as provided in this Article 3.

3.5.            Cash Alternative Election.

Upon receiving a Conversion Notice, the Company may, at its sole option, make an election (the “Cash Alternative Election”) to satisfy the exercise of the Conversion Right in respect of such Conversion Notice, in whole and not in part, by paying the Cash Alternative Amount to such converting Holder. The Company will inform the Holder of its exercise of the Cash Alternative Election by giving notice to the Holder in the form attached hereto as Exhibit B (the “Cash Alternative Election Notice”) within five (5) Business Days after the Receipt Confirmation Date (the “Cash Alternative Election Notice Date”).

The “Cash Alternative Amount” is an amount in U.S. dollars equal to the number of ADSs that would be deliverable upon conversion of the principal amount to be converted pursuant to the relevant Conversion Notice multiplied by the VWAP of the ADSs over the three (3) Trading Days immediately following the Cash Alternative Election Notice Date (the “Cash Alternative Amount Determination Period”). For the avoidance of doubt, the number of ADSs that would be deliverable upon conversion shall be computed based on the provisions of Section 3.1 above.

The Company will pay the Cash Alternative Amount by the later of (i) the next succeeding Quarterly Payment Date or (ii) the fifth (5th) Business Day after the end of the Cash Alternative Amount Determination Period.

3.6.            Equivalent Original Shares. Notwithstanding anything to the contrary in this Note, if the converting Holder is, or is holding this Note on behalf of a beneficial owner who is, an “affiliate” of the Company as such term is defined in Rule 405 under the Securities Act, unless (i) Cash Settlement applies or (ii) the Cash Alternative Election applies and the Company makes such Cash Alternative Election, the Company’s obligation to deliver ADSs pursuant to the relevant Conversion Notice will be satisfied by the Company’s delivery of Equivalent Original Shares represented by a share certificate with the applicable restrictive legend. “Equivalent Original Shares” means the number of Original Shares represented by the number of ADSs to be delivered by the Company pursuant to the relevant Conversion Notice.

3.7.            Cash Settlement.

Notwithstanding anything to the contrary in this Note, in no event shall the aggregate number of Original Shares (including Ordinary Shares represented by ADSs) held by the Holder exceed 9.99% of the voting power of all of the Company’s outstanding common stock and 9.99% of the Company’s outstanding Ordinary Shares] (collectively, the “Share Cap”). In furtherance of the foregoing, each time before the Holder exercises its Conversion Right, the Holder shall deliver to the Company a written certificate duly executed by the Holder’s authorized representative setting forth the numbers of ADSs and Ordinary Shares held by the Holder immediately prior to and after such proposed conversion. If the delivery of Ordinary Shares (including Ordinary Shares represented by ADSs) pursuant to a Conversion Notice (such notice, the “Latest Conversion Notice”) would result in the aggregate number of Original Shares (including Ordinary Shares represented by ADSs) held by the Holder exceeding the Share Cap, the Company shall not be obligated to deliver Ordinary Shares (including Ordinary Shares represented by ADSs) to the Holder, and any portion of the principal amount designated in the Latest Conversion Notice that is not so converted (the “Remaining Amount”) shall be settled by the Company by paying the Cash Settlement Amount to the Holder.

The “Cash Settlement Amount” is an amount in U.S. dollars equal to the number of ADSs that would be deliverable upon conversion of a principal amount equal to the Remaining Amount multiplied by the VWAP of the ADSs over the three (3) Trading Days immediately preceding the Conversion Date for such conversion (the “Cash Settlement Determination Period”). For the avoidance of doubt, the number of ADSs that would be deliverable upon conversion shall be computed based on the provisions of Section 3.1 above.

The Company will pay the Cash Settlement Amount by the later of (i) the next succeeding Quarterly Payment Date or (ii) the fifth (5th) Business Day after the end of the Cash Settlement Determination Period.

ARTICLE 4
ADJUSTMENTS

4.1.           Adjustment to the then applicable Conversion Price and the Floor Price.

(a)            Upon the happening of any of the following events described in this Article 4, the then appliable Conversion Price and the Floor Price of US$1.00 per ADS, which represents a Floor Share Price of US$0.005 per Share, will be adjusted such that the adjusted Floor Price will be the Floor Share Price, as adjusted pursuant to Sections 4.1.1 to 4.1.9, multiplied by 200.0 (the “ADS Ratio”), which is the ratio of each ADS representing two hundred (200) Ordinary Shares. If there is a change in the ratio of ADSs to the Ordinary Shares as of the relevant calculation date, the ADS Ratio will be adjusted to reflect the then-current ratio (the “Current ADS Ratio”).

(b)            The parties agree to negotiate in good faith any amendment to the Floor Price and the Floor Share Price if the VWAP of the ADSs over any five (5) Trading Day-period is lower than the Floor Price.

(c)            Upon the happening of any of the following events described in this Article 4 during any Conversion Price measurement period as contemplated by Section 3.2, the prices comprising the relevant VWAP shall be adjusted in the same manner as the Floor Price as determined by Sections 4.1.1 to 4.1.9. For the avoidance of doubt, the adjustment to the then applicable Conversion Price under this Section 4.1 shall not apply if the VWAP comprising the relevant Conversion Price has already been adjusted.

4.1.1            Consolidation, Subdivision or Reclassification:

(i)            If and whenever the Company will issue any Shares as a dividend, including as a Scrip Dividend, or distribution on the Shares, or if the Company shall effect a share split or share combination, the then appliable Conversion Price and the Floor Share Price will be adjusted by multiplying such prices in force immediately before such alteration by the following fraction:

     A
B

where:

A            is the number of Shares outstanding immediately prior to the open of business on the applicable dividend date or effective date; and

B            is the number of Shares outstanding immediately after the open of business on the applicable ex-dividend date or effective date; and

Such adjustment will become effective immediately after the open of business on the applicable ex-dividend date or effective date.

4.1.2            Distributions

(i)            If and whenever the Company will pay or make any Non-Cash Distribution to the Shareholders (except to the extent that the then appliable Conversion Price and the Floor Price fall for adjustment within the provisions of Section 4.1.1), the then appliable Conversion Price and the Floor Price will be adjusted, without duplication, by multiplying such prices in force immediately prior to the ex-dividend date of such Non-Cash Distribution by the following fraction:

     A – B
A

where:

A              is the Current Market Price of one Share on the applicable ex-dividend date; and

B              is the Fair Market Value on the applicable ex-dividend date of the portion of the Non-Cash Distribution attributable to one Share or, in the case of a purchase, redemption or buyback of Shares, the Per Share Deemed Dividend Amount as specified in clause (ii) of the definition of “Dividend.”

Such adjustment will become effective as of the open of business on the applicable ex-dividend date or, if later, the first date upon which the Fair Market Value of the Non-Cash Distribution is capable of being determined as provided in this Section 4.1.

(ii)            If and whenever the Company will pay or make any Cash Distribution to the Shareholders, the then appliable Conversion Price and the Floor Price will be adjusted, without duplication, by multiplying such price in force immediately prior to the ex-dividend date for such Cash Distribution by the following fraction:

     A – B
A

where:

A            is the Current Market Price of one Share on the applicable ex-dividend date; and

B            the amount of the Cash Distribution on a per-Share basis.

Such adjustment will become effective as of the open of business on the applicable ex-dividend date on which such Cash Distribution is actually made or if a record date is fixed therefor, immediately after such record date.

4.1.3            Rights Issues of Shares or Options over Shares: If and whenever the Company will issue Shares to all or substantially all Shareholders as a class by way of rights, or issue or grant to all or substantially all Shareholders as a class, by way of rights, options, warrants or other rights to subscribe for or purchase or otherwise acquire any Shares, in each case at less than the Current Market Price per Share on the date of the announcement of the terms of the issue or grant, the then appliable Conversion Price and the Floor Price will be adjusted by multiplying such prices in force immediately before such issue or grant by the following fraction:

     A + B
A + C

where:

A            is the number of Shares outstanding immediately prior to the open of business on the applicable ex-dividend date;

B            is the number of Shares which the aggregate amount (if any) payable for the Shares issued by way of rights or for the options or warrants or other rights issued or granted by way of rights and for the total number of Shares comprised therein would subscribe, purchase or otherwise acquire at such Current Market Price per Share; and

C            is the aggregate number of Shares issued or, as the case may be, comprised in the grant.

Such adjustment will become effective as of the open of business on the ex-dividend date of such Shares or issue or grant of such options, warrants or other rights (as the case may be).

4.1.4            Issues at less than Current Market Price: If and whenever the Company will issue (other than as mentioned in Section 4.1.3) any Shares (other than Shares issued as underlying Shares of ADSs on the exercise of Conversion Rights or on the exercise of any other rights of conversion into, or exchange or subscription for, Shares) or issue or grant (other than as mentioned in Section 4.1.3) any options, warrants or other rights to subscribe for, purchase or otherwise acquire any Shares, in each case at a price per Share which is less than the Current Market Price on the date of announcement of the terms of such issue or grant, the then appliable Conversion Price and the Floor Price will be adjusted by multiplying such prices in force immediately before such issue by the following fraction:

     A + B
C

where:

A            is the number of Shares in issue immediately before the issue of such additional Shares or the grant of such options, warrants or other rights to subscribe for or purchase any Shares;

B            is the number of Shares which the aggregate consideration receivable for the issue of such additional Shares would purchase at such Current Market Price per Share; and

C            is the number of Shares in issue immediately after the issue of such additional Shares.

References to additional Shares in the above formula will, in the case of an issue by the Company of options, warrants or other rights to subscribe for or purchase Shares, mean such Shares to be issued assuming that such options, warrants or other rights are exercised in full at the initial exercise price on the date of issue of such options, warrants or other rights.

Such adjustment will become effective on the date of issue of such additional Shares or, as the case may be, the grant of such options, warrants or other rights.

4.1.5            Other Issues at less than Current Market Price: Save in the case of an issue of securities arising from a conversion or exchange of other securities in accordance with the terms applicable to such securities themselves falling within the provisions of this Section 4.1.5, if and whenever the Company or any of its Subsidiaries (otherwise than as mentioned in Sections 4.1.3 or 4.1.4) or (at the direction or request of or pursuant to any arrangements with the Company or any of its Subsidiaries) any other person (otherwise than as mentioned in Sections 4.1.3 or 4.1.4) will issue any securities which by their terms of issue carry rights of conversion into, or exchange or subscription for, Shares to be issued by the Company upon conversion, exchange or subscription at a consideration per Share which is less than the Current Market Price on the date of announcement of the terms of issue of such securities. In such an event, the Floor Share Price will be adjusted by multiplying the Floor Share Price in force immediately before such issue by the following fraction:

     A + B
A + C

where:

A            is the number of Shares in issue immediately before such issue;

B            is the number of Shares which the aggregate consideration receivable by the Company for the Shares to be issued on conversion or exchange or on exercise of the right of subscription attached to such securities would purchase at such Current Market Price; and

C            is the maximum number of Shares to be issued on conversion or exchange of such securities or on the exercise of such rights of subscription attached thereto at the initial conversion, exchange or subscription price or rate.

Such adjustment will become effective on the date of issue of such securities.

4.1.6            Modification of Rights of Conversion etc.: If and whenever there will be any modification of the rights of conversion, exchange or subscription attaching to any such securities as are mentioned in Section 4.1.5 (other than in accordance with the terms of such securities) so that the consideration per Share (for the number of Shares available on conversion, exchange or subscription following the modification) is less than the Current Market Price on the date of announcement of the proposals for such modification, each of the then applicable Conversion Price and the Floor Price will be adjusted by multiplying such prices in force immediately before such modification by the following fraction:

     A + B
A + C

where:

A            is the number of Shares in issue immediately before such modification;

B            is the number of Shares which the aggregate consideration (if any) receivable by the Company for the Shares to be issued, or otherwise made available, on conversion or exchange or on exercise of the right of subscription attached to the securities, so modified, would purchase at such Current Market Price per Share or, if lower, the existing conversion, exchange or subscription price of such securities; and

C            is the maximum number of Shares to be issued, or otherwise made available, on conversion or exchange of such securities or on the exercise of such rights of subscription attached thereto at the modified conversion, exchange or subscription price or rate but giving credit in such manner as an Independent Investment Bank consider appropriate (if at all) for any previous adjustment under this Section 4.1.6 or Section 4.1.5.

Such adjustment will become effective on the date of modification of the rights of conversion, exchange or subscription attaching to such securities.

4.1.7            Other Events: If the Company determines that an adjustment should be made to the then appliable Conversion Price and the Floor Price as a result of one or more events or circumstances not referred to in this Section 4.1, the Company will at its own expense request an Independent Investment Bank to determine as soon as practicable what adjustment (if any) to such prices is fair and reasonable to take account thereof, if the adjustment would result in a reduction in such prices, and the date on which such adjustment should take effect and upon such determination by the Independent Investment Bank such adjustment (if any) will be made and will take effect in accordance with such determination, provided that where events or the circumstances giving rise to any adjustment pursuant to this Section 4.1 have already resulted or will result in an adjustment to the then appliable Conversion Price and the Floor Price or where the circumstances giving rise to any adjustment arise by virtue of events or circumstances which have already given rise or will give rise to an adjustment to such prices, such modification (if any) will be made to the operation of the provisions of this Section 4.1 as may be advised by the Independent Investment Bank to be in its opinion appropriate to give the intended result.

4.1.8            Definitions: For purposes of Section 3.5(f) and this Section 4.1:

“Cash Distribution” means (i) any Dividend which is to be made or paid in cash (in whatever currency) and (ii) any Dividend determined to be a Cash Distribution pursuant to paragraph (i) of the definition of “Dividend” and for the avoidance of doubt a Dividend falling within paragraph (iii) of the definition of Dividend will be treated as a Non-Cash Distribution.

“Current Market Price” means, in respect of a Share at a particular time on a particular date, the Current ADS Ratio multiplied by the average of the Last Reported Sale Price or, as the case may be, by the Eligible Market for one ADS (being an ADS representing Shares carrying full entitlement to dividend) for the 20 consecutive Trading Days ending on and including the Trading Day immediately preceding such date.

“Distribution” means a Cash Distribution or a Non-Cash Distribution.

“Dividend” means any dividend or distribution to Shareholders whether of cash, assets or other property, and however described and whether payable out of share premium account, profits, retained earnings or any other capital or revenue reserve or account, and including a distribution or payment to holders upon or in connection with a reduction of capital (and for these purposes a distribution of assets includes without limitation an issue of Shares or other securities credited as fully or partly paid up by way of capitalization of profits or reserves), provided that:

(i)            where (1) a Dividend in cash is announced which is to be, or may at the election of a Shareholder or Shareholders be, satisfied by the issue or delivery of Shares or other property or assets, or where a capitalization of profits or reserves is announced which is to be, or may at the election of a Shareholder or Shareholders be, satisfied by the payment of cash, then the Dividend or capitalization in question will be treated as a Cash Distribution of an amount equal to the greater of (i) the Fair Market Value of such cash amount and (ii) if greater than the Fair Market Value of such cash amount, the Current Market Price of such Shares or, as the case may be, the Fair Market Value of such other property or assets, in any such case as at the date of the first public announcement of such Dividend or capitalization (as the case may be) or, if later, the date on which the number of Shares (or amount of such other property or assets, as the case may be) which may be issued or delivered is determined; or (2) there will be any issue of Shares by way of capitalization of profits or reserves (including any share premium account or capital redemption reserve) where such issue is or is expressed to be in lieu of a Dividend (whether or not a cash Dividend equivalent or amount is announced or would otherwise be payable to Shareholders, whether at their election or otherwise), the capitalization in question will be treated as a Cash Distribution of an amount equal to the Current Market Price of such Shares as at the date of the first public announcement of such capitalization or, if later, the date on which the number of Shares to be issued or transferred and delivered is determined;

(ii)            a purchase, redemption or buyback of share capital of the Company by or on behalf of the Company or any of its Subsidiaries will not constitute a Dividend unless the weighted average price (before expenses) on any one day in respect of such purchases, redemptions or buybacks exceeds the Current Market Price of the Shares, either (1) on that date, or (2) where an announcement has been made of the intention to purchase, redeem or buyback Shares at some future date at a specified price, on the Trading Day immediately preceding the date of such announcement and, if in the case of either (1) or (2), the relevant day is not a Trading Day, the immediately preceding Trading Day, in which case such purchase, redemption or buyback will be deemed to constitute a Dividend in an amount by which the aggregate price paid (before expenses) in respect of such Shares purchased, redeemed or bought back by or on behalf of the Company or, as the case may be, any of its Subsidiaries exceeds the product of (i) the Current Market Price of the Shares determined as aforesaid and (ii) the number of Shares so purchased, redeemed or bought back (the “Per Share Deemed Dividend Amount”).

“Fair Market Value” means, with respect to any assets, security (including options and warrants) or right on any date, the fair market value of that asset, security or right as determined by an Independent Investment Bank using where possible and appropriate relevant commonly accepted market valuation methodology and taking account of such factors as the Independent Investment Bank considers appropriate, including, without limitation, market price, dividend yield, volatility, prevailing market price, prevailing interest rates and the terms of such securities or rights, including as to the expiry date and exercise price (if any) thereof; provided that (i) the fair market value of a cash dividend paid or to be paid per Share will be the amount of such cash dividend per Share determined as at the date of announcement of such dividend; and (ii) where securities or rights are publicly traded in a market of adequate liquidity (as determined by such Independent Investment Bank) the fair market value of such securities or rights will equal the arithmetic mean of the daily closing prices of such securities or rights during the period of five trading days on the relevant market commencing on the first such trading day such securities or rights are publicly traded.

“Independent Investment Bank” means an independent investment bank of international repute selected by the Company at its expense.

“Non-Cash Distribution” means any Dividend which is not a Cash Distribution, but excludes a Scrip Dividend adjusted for under Section 4.1.1.

“Relevant Cash Dividend” means the aggregate cash dividend or distribution declared by the Company, including any cash dividend in respect of which there is a Scrip Dividend.

“Scrip Dividend” means any Shares issued in lieu of cash as part of any Relevant Cash Dividend, being a dividend which the Shareholders concerned would or could otherwise have received (and for the avoidance of doubt, no adjustment is to be made under Section 4.1.2 in respect of the amount by which the Current Market Price of the Shares exceeds the Relevant Cash Dividend or the relevant part thereof but without prejudice to any adjustment required in such circumstances to be made under Section 4.1.1).

“Shares” means ordinary shares of the Company, par value US$0.01 per ordinary share, at the date of this Note, or shares of any class or classes resulting from any subdivision, consolidation or re-classification of those shares, which as between themselves have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation or dissolution of the Company.

“Shareholders” means holders of the Shares.

4.1.9            For purposes of this Section 4.1, the number of Shares at any time outstanding will not include Shares held in the treasury of the Company (directly or in the form of ADSs) so long as the Company does not pay any dividend or make any distribution on Shares held in the treasury of the Company (directly or in the form of ADSs), but will include Shares issuable in respect of scrip certificates issued in lieu of fractions of Shares.

4.2.            Provisions Relating to Changes in the Floor Share Price.

4.2.1            Minor adjustments: On any adjustment, the resultant Conversion Price or Floor Price (as the case may be), if not an integral multiple of one U.S. dollar cent, will be rounded down to the nearest one U.S. dollar cent. No adjustment will be made where such adjustment (rounded down if applicable) would result in less than 1% change of the Conversion Price or Floor Price then in effect. Any adjustment not required to be made, and any amount by which the Conversion Price or Floor Price has not been rounded down, will be carried forward and taken into account in any subsequent adjustment. Notice of any adjustment will be given by the Company to the Holder in accordance with Section 10.3 as soon as practicable after the determination thereof, and, if applicable, such notice will include a statement of any adjustments to the VWAP of the ADSs pursuant to this Section 4.2.1 as of a relevant date, as well as a statement of how such adjustments were calculated.

4.2.2            Minimum Conversion Price: The Conversion Price may not be reduced so that, on a conversion of this Note, ADSs or Shares will be required to be issued in any circumstances not permitted by applicable Law.

4.2.3            Multiple Events: Where more than one event which gives or may give rise to an adjustment to the Conversion Price or Floor Price occurs within such a short period of time that, in the opinion of an Independent Investment Bank, the foregoing provisions would need to be operated subject to some modification in order to give the intended result, such modification will be made to the operation of the foregoing provisions as may be advised by such Independent Investment Bank to be in its opinion appropriate in order to give such intended result.

4.2.4            Notwithstanding anything to the contrary in this Article 4, the Conversion Price or Floor Price will not be adjusted:

(i)             upon the issuance of any Shares or ADSs pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in Shares or ADSs under any plan;

(ii)            upon the issuance of rights, options or warrants to subscribe for, purchase or otherwise acquire Shares or ADSs, and other incentive-based awards or instruments granted under the Company’s existing (as may be amended from time to time hereafter) or future equity incentive plans;

(iii)           any issuance of Shares (directly or in the form of ADSs) pursuant to the exercise, vesting or exchange of any rights, options or warrants to subscribe for, purchase or otherwise acquire Shares or ADSs, and other incentive-based awards or instruments granted or to be granted under the Company’s existing (as may be amended from time to time hereafter) or future equity incentive plans; or

(iv)           solely for a change in the par value of the Shares.

4.2.5            All calculations and other determinations under this Article 4 will be made by the Company in good faith and will be made to the nearest one-ten thousandth (1/10,000) of an ADS.

4.3.            Certain Covenants.

(a)            The Company covenants that all ADSs delivered upon any conversion of this Note, and all Ordinary Shares represented by such ADSs, will be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

(b)            The Company covenants that if any ADSs to be provided for the purpose of any conversion of this Note, or any Ordinary Shares represented by such ADSs, require registration with or approval of any Governmental Authority under any Law before such ADSs may be validly issued upon conversion, the Company will, to the extent then permitted by applicable Law, secure such registration or approval, as the case may be.

(c)            The Company further covenants that, for as long as the ADSs are listed on the Nasdaq or any other national securities exchange or automated quotation system, the Company will list and keep listed, so long as the ADSs will be so listed on such exchange or automated quotation system, any ADSs deliverable upon any conversion of this Note.

(d)            The Company further covenants to take all actions and obtain all approvals and registrations required with respect to any conversion of this Note into ADSs and the issuance of the Ordinary Shares represented by such ADSs. The Company also undertakes to maintain, as long as this Note remains outstanding, the effectiveness of a registration statement on Form F-6 relating to the ADSs and an adequate number of ADSs available for issuance thereunder, such that ADSs can be delivered in accordance with the terms of this Note and the other Notes issued pursuant to the Exchange Agreement upon any conversion hereunder or thereunder. In addition, the Company further covenants to provide the Holder with a reasonably detailed description of the mechanics for the delivery of ADSs upon any conversion of this Note upon written request by the Holder.

(e)            The Holder hereto acknowledges and agrees that (i) nothing herein will require the Company to file a shelf or other registration statement for the resale of this Note, the ADSs deliverable upon conversion of all or any portion of this Note or the Ordinary Shares represented thereby and (ii) the Holder may only resell this Note, the ADSs delivered upon conversion of all or any portion of this Note or the Ordinary Shares represented thereby pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities Laws.

4.4.            Notice for Certain Actions. In case of any (a) action by the Company or one of its Subsidiaries that would require an adjustment in the Floor Share Price pursuant to Section 4.1, or (b) voluntary or involuntary dissolution, liquidation or winding-up of the Company or any of its Subsidiaries, then, in each case (unless notice of such event is otherwise required pursuant to another provision of this Note), the Company will deliver a written notice to the Holder, as promptly as possible but in any event at least 20 calendar days prior to the applicable date hereinafter specified, stating as applicable (i) the date on which a record is to be taken for the purpose of such action by the Company or one of its Subsidiaries or, if a record is not to be taken, the date as of which the holders of record of Ordinary Shares or ADSs, as the case may be, are to be determined for the purposes of such action by the Company or one of its Subsidiaries, (ii) the date on which such dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Ordinary Shares or ADSs, as the case may be, of record will be entitled to exchange their Ordinary Shares or ADSs, as the case may be, for securities or other property deliverable upon such dissolution, liquidation or winding-up and (iii) in the case of adjustments described in this Section 4.4(a), (x) a statement of the adjustments to the VWAP of the ADSs as of a relevant date to the extent the occurrence of the event subject of the notice is not reflected in the VWAP of the ADSs as reported by Bloomberg under the “AQR” function (or any successor function) with appropriate settings in DPDF (or any successor pages) for the relevant adjustment(s) and (y) a statement of how such adjustments were calculated. Failure to give such notice, or any defect therein, will not affect the legality or validity of such action by the Company or one of its Subsidiaries, dissolution, liquidation or winding-up.

4.5.            Termination of Depositary Receipt Program. If the Ordinary Shares cease to be represented by ADSs issued under a depositary receipt program sponsored by the Company, all references in this Note to the ADSs will be deemed to have been replaced by a reference to the number of Ordinary Shares (and other property, if any) represented by the ADSs on the last day on which the ADSs represented the Ordinary Shares and as if the Ordinary Shares and the other property had been distributed to holders of the ADSs on that day. In addition, all references to the Last Reported Sale Price of the ADSs will be deemed to refer to the Last Reported Sale Price of the Ordinary Shares, and other appropriate adjustments, including adjustments to the Floor Share Price will be made to reflect such change. In making such adjustments, where currency translations between U.S. dollars and any other currency are required, the exchange rate in effect on the date of determination will apply.

ARTICLE 5
PUT OPTION

5.1.            Redemption for Relevant Event.

5.1.1            Following the occurrence of a Relevant Event (as defined below), the Holder will have the right at such Holder’s option to require the Company to redeem all or any portion of such Holder’s Note on the Relevant Event Put Date. To exercise such right, the Holder must provide to the Registrar a duly filled in and executed notice in the form attached hereto as Exhibit C (a “Relevant Event Put Exercise Notice”) together with this Note Certificate not later than 30 days following a Relevant Event, or, if later, 30 days following the date upon which notice thereof is given to the Holder by the Company in accordance with Section 10.3, which Relevant Event Put Exercise Notice shall indicate the portion of such Holder’s Note the Holder is electing to redeem. Each portion of such Holder’s Note subject to redemption by the Company pursuant to this section shall be redeemed by the Company at a price equal to 100% of the principal amount of that portion of the Note to be redeemed, plus accrued interest to the date of redemption. The “Relevant Event Put Date” will be the fourteenth day after the expiry of such period of 30 days as referred to above.

5.1.2            A Relevant Event Put Exercise Notice, once delivered, will be irrevocable and may not be withdrawn without the Company’s written consent, and the Company will redeem this Note subject of the Relevant Event Put Exercise Notice delivered (subject to delivery of the relevant Note Certificate as aforesaid) on the Relevant Event Put Date.

5.1.3            Not later than 30 days after becoming aware of a Relevant Event, the Company will procure that notice regarding the Relevant Event will be delivered to the Holder specifying the following:

(i)            the Relevant Event Put Date;

(ii)            the date of such Relevant Event and, briefly, the events causing such Relevant Event;

(iii)            the date by which the Relevant Event Put Exercise Notice must be given;

(iv)            the outstanding principal amount of this Note as reflected in the Register;

(v)            the procedures that Holder must follow and the requirements that Holder must satisfy in order to exercise the put right or Conversion Right; and

(vi)            that a Relevant Event Put Exercise Notice, once validly given, will be irrevocable and may not be withdrawn without the Company’s written consent.

5.1.4            For the purposes of this Article 5, a “Relevant Event” occurs when:

(i)              the ADSs (or other common equity or ADSs in respect of common equity underlying this Note) cease to be listed or quoted on any of the Eligible Markets;

(ii)             the suspension from trading of the ADSs on any Eligible Market for a period of five (5) consecutive Trading Days, except where such suspension is due to a technological problem with the relevant Eligible Market, as the case may be or where such suspensions were generally applicable and affected all issuers with a class of securities listed on such Eligible Market; or

(iii)            there has been a Change of Control.

5.2.            Redemption Following Exercise of a Put Option. Upon the exercise of the put option specified in Section 5.1, payment of the applicable redemption amount will be conditional upon delivery of this Note Certificate (together with any necessary endorsements) to the Registrar at the place where the Register is kept on any Business Day together with the delivery of any other document(s) required by this Note, and will be made promptly following the later of the Relevant Event Put Date and the time of delivery of this Note Certificate. If the Company holds on the Relevant Event Put Date money sufficient to pay the applicable redemption monies of Note or the relevant portion thereof for which notices have been validly delivered (and not withdrawn with the written consent of the Company) in accordance with the provisions hereof upon exercise of such right, then, whether or not this Note Certificate is delivered to the Registrar, on and after the Relevant Event Put Date, (i) such Note or the relevant portion thereof will cease to be outstanding; (ii) this Note or the relevant portion thereof will be deemed to have been paid; and (iii) all other rights of the Holder will terminate to the extent redeemed (other than the right to receive the applicable redemption monies). In the event of a redemption of less than all of such Holder’s Note, the Company shall promptly cause to be issued and delivered to the Holder a new Note (with substantially similar terms as the Note that is redeemed) representing the outstanding principal which has not been redeemed.

5.3.            Redemption upon Maturity. Subject to Section 10.1, on or after the Maturity Date, at the written request of the Holder, the Company shall redeem the aggregate principal amount of the Note then outstanding. The redemption price shall be 100% of the principal amount so redeemed, plus accrued interest to the date of redemption. The Company will give the Holder written notice of a redemption not less than two (2) Business Days prior to such redemption. Such notice shall specify that the principal amount of the Note held by the Holder that will be redeemed, and the interest to be paid on the redemption date with respect to such principal amount being redeemed.

5.4.            Redemption Notices. All redemption notices to the Holder given by or on behalf of the Company pursuant to this Article 5 will be given in accordance with Section 10.3.

ARTICLE 6
CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

6.1.            Company May Consolidate, etc. on Certain Terms. Subject to the provisions of Section 6.2, the Company will not consolidate with, merge with or into, or sell, convey, transfer or lease all or substantially all of its properties and assets to another Person, unless:

(a)            the resulting, surviving or transferee Person (the “Successor Company”), if not the Company, will be a corporation organized and existing under the laws of the United States of America, any State thereof, the District of Columbia, the Cayman Islands, the British Virgin Islands, Bermuda or Hong Kong and the Successor Company (if not the Company) will expressly assume, by a duly executed amendment delivered to the Holder and satisfactory in form to the Holder, all of the obligations of the Company under this Note;

(b)            immediately after giving effect to such transaction, no default or Event of Default will have occurred and be continuing under this Note; and

(c)            the Company has delivered to the Holder at or prior to the effective time of such transaction a certificate addressed to the Holder signed by a director of the Company confirming that such transaction complies with this Section 6.1.

For purposes of this Section 6.1, the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of one or more Subsidiaries of the Company to another Person, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, will be deemed to be the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of the Company to another Person.

6.2.            Successor Corporation to be Substituted. In case of any such consolidation, merger, sale, conveyance, transfer or lease and upon the assumption by the Successor Company, by a duly executed amendment delivered to the Holder and satisfactory in form to the Holder, of the due and punctual payment of the principal of and accrued and unpaid Default Interest on this Note, the due and punctual delivery or payment, as the case may be, of any consideration due upon conversion of this Note and the due and punctual performance of all of the covenants and conditions of this Note to be performed by the Company, such Successor Company (if not the Company) will succeed to and, except in the case of a lease of all or substantially all of the Company’s properties and assets, will be substituted for the Company, with the same effect as if it had been named herein as the party of the first part. Such Successor Company thereupon may cause this Note to be signed and re-issued in its own name. This Note as so reissued will in all respects have the same legal rank and benefit as though it had been issued at the date of the execution hereof. In the event of any such consolidation, merger, sale, conveyance or transfer (but not in the case of a lease), upon compliance with this Article 6 the Person named as the “Company” in the first paragraph of this Note (or any successor that will thereafter have become such in the manner prescribed in this Article 6) may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person will be released from its liabilities as obligor and maker of this Note and from its obligations under this Note.

In case of any such consolidation, merger, sale, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in this Note thereafter to be re-issued as may be appropriate.

The provisions of this Article 6 shall similarly apply to successive consolidation or merger of the Company with or into, another Person or the sale, conveyance, transfer or lease of all or substantially all of the Company’s properties and assets to another Person.

ARTICLE 7
NO RIGHTS AS SHAREHOLDER PRIOR TO CONVERSION

For the avoidance of doubt, the Holder hereby acknowledges and agrees that it has not been conferred with any of the rights of a shareholder of the Company, including the right to vote as such, by any of the provisions hereof or any right (a) to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, (b) to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of shares, reclassification of shares, change of par value, or change of shares to no par value, consolidation, merger, scheme of arrangement, conveyance, or otherwise), (c) to receive notice of meetings or to receive in-kind dividends or subscription rights or otherwise, and that it will have no such rights until this Note will have been converted in whole and all ADSs issuable upon the whole conversion hereof will have been issued, as provided for in this Note.

ARTICLE 8
NOTE TRANSFERS AND CANCELLATIONS

8.1.            Register. The Company will maintain or cause to be maintained at its principal executive offices (or such other office or place designated by the Company and notified to the Holders at least five (5) Business Days prior to the effective date of such designation), a register (the “Register”) for this Note in which the Company (or an agent designated by the Company and notified to the Holders at least five (5) Business Days prior to the effective date of such designation) will act as registrar (the “Registrar”). The Registrar will maintain and keep the Register open for recording during business hours on Business Days and record in the Register the name and address of the Holder in whose name this Note has been issued (including the name and address of each transferee) and the outstanding principal amount of the Note held by such Holder.

8.2.            Registration of Transfers and Exchanges. Prior to due presentment for transfer to the Registrar of this Note Certificate, the Company and the Registrar may treat the Holder in whose name this Note is duly registered on the Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, including determination of the outstanding principal amount, whether or not this Note is overdue, and neither the Company nor any such Registrar will be affected by notice to the contrary. This Note may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register. Upon its receipt of (i) a duly filled in and executed Note transfer request in the form attached as Exhibit D (a “Transfer Notice”) to assign or sell all or part of this Note (or a specific part of this Note subject to the Holder’s right of conversion with respect to a specified Conversion Period) by the Holder and this Note Certificate and (ii) delivery of this Note Certificate (together with any necessary endorsements) to the Registrar at the place where the Register is kept on any Business Day together with the delivery of any other document(s) required by this Note, the Registrar will record the information contained therein in the Register and the Registrar will issue or cause to be issued one or more new Note Certificates in the same aggregate principal amount as the outstanding principal amount of the surrendered Note Certificate to the designated assignee or transferee.

8.3.            Lost or Mutilated Note. If this Note Certificate is mutilated, lost, stolen or destroyed, the Registrar will execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note Certificate, or in lieu of or in substitution for a lost, stolen or destroyed Note Certificate, a new Note Certificate for the outstanding principal amount of the Note so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Note Certificate, and of the ownership hereof, reasonably satisfactory to the Company and Registrar, including such indemnity or opinion of legal counsel of good repute as the Company and Registrar may require.

8.4.            Cancellation. After all amounts at any time owing on this Note have been paid in full or upon the conversion of this Note in full pursuant to Article 3, this Note Certificate will be surrendered to the Registrar for cancellation and will not be reissued.

ARTICLE 9
REDEMPTION

9.1.            Redemption Right. On any day prior to (and including) June 30, 2025, the Company shall have the right at the Company’s option to redeem all or any portion of the Note at a price equal to 80% of the principal amount of all or such portion of the Note to be redeemed, plus accrued and unpaid interest thereon to the date of redemption. On any day after (and excluding) June 30, 2025, the Company shall have the right at the Company’s option to redeem all or any portion of the Note at a price equal to 100% of the principal amount of all or such portion of the Note to be redeemed, plus accrued and unpaid interest thereon to the date of redemption (collectively, the “Redemption Right”). To exercise such Redemption Right, the Company shall deliver a redemption notice to the Holder not less than three (3) Business Days prior to the proposed date of redemption in accordance with Section 10.3. Upon exercise of the Redemption Right, payment of the applicable redemption amount will be conditional upon delivery of this Note Certificate (together with any necessary endorsements) to the Registrar at the place where the Register is kept on any Business Day together with the delivery of any other document(s) required by this Note, and will be made on the first Business Day immediately following the later of (i) three (3) Business Days following the delivery of the redemption notice and (ii) the time of delivery of this Note Certificate. Notwithstanding the foregoing, the Company shall not be entitled to effect the Redemption Right in respect of such portion of the Note for which the Holder has delivered to the Company a Conversion Notice in accordance with Section 3.5 prior to the date of the Company’s redemption notice. For the avoidance of doubt, the Company’s exercise of the Redemption Right shall not suspend or otherwise affect the Holder’s Conversion Right subject to the provisions of Section 9.2.

9.2.            Prepayment Right. On any day during the twenty (20) day period prior to the commencement of each Conversion Period, the Company shall have the right at the Company’s option to redeem a portion of the Note in a principal amount equal to the Prepayment Amount by paying an amount equal to 100% of the sum of the applicable Prepayment Amount, plus accrued and unpaid interest thereon to the date of prepayment (the “Prepayment Right”). To exercise such Prepayment Right, the Company shall deliver a prepayment notice to the Holder not less than three (3) Business Days prior to the proposed date of prepayment in accordance with Section 10.3. Upon exercise of the Prepayment Right, payment of the applicable Prepayment Amount will be conditional upon delivery of this Note Certificate (together with any necessary endorsements) to the Registrar at the place where the Register is kept on any Business Day together with the delivery of any other document(s) required by this Note, and will be made on a day prior to the relevant Conversion Period. Upon the Company’s exercise of the Prepayment Right and making of the required payment prior to the relevant Conversion Period, the Holder’s Conversion Right will be cancelled for that Conversion Period. For the avoidance of doubt, the Holder’s Conversion Right with respect to the Quarterly Conversion Cap in the next Conversion Period will be resumed starting from the next Conversion Period but will be again subject to this Section 9.2.

9.3.            Future Equity Financing. In the event that the Company consummates an equity financing with a bona fide third party investor or in the public market (excluding debt financing whether or not with an equity component) prior to the Maturity Date, the Company shall apply 20% of its net proceeds from such equity financing to redeem a portion of the Note pursuant to Section 9.1.

ARTICLE 10
MISCELLANEOUS

10.1.          Good Faith Negotiation. If, upon the Maturity Date of this Note, this Note has not been redeemed or converted (or at the Company’s election, settled by paying the Cash Alternative Amount or the Cash Settlement Amount) in full and the outstanding principal amount of this Note has not been paid in full, the Parties shall negotiate in good faith to agree upon a solution to the remaining outstanding balance of the Note.

10.2.          Termination of Rights. All rights under this Note will terminate when (a) all amounts at any time owing on this Note have been paid in full or (b) this Note is converted in full pursuant to the terms set forth in Article 3.

10.3.          Amendments and Waivers; Notice. The amendment or waiver of any term of this Note will be subject to the written consent of the Holder and the Company.

All notices, requests, claims, demands and other communications hereunder will be in writing and will be deemed duly given, made or received (i) on the date of delivery if delivered in person, (ii) on the date of confirmation of receipt of transmission by facsimile or other form of electronic delivery (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party) or (iii) three (3) Business Days after deposit with an internationally recognized express courier service to the respective parties hereto at the following addresses (or at such other address for a person as will be specified in a notice given in accordance with this Section 10.3):

If to the Company, to:

NaaS Technology Inc.
Address: [REDACTED]

Attention: [REDACTED]

Email: [REDACTED]
Facsimile: [REDACTED]

If to the Purchaser as Holder, to:

LMR Multi-Strategy Master Fund Limited

Address: [REDACTED]

Attention: [REDACTED]

Email: [REDACTED]

Copy: [REDACTED]

If to the Registrar, to:

NAME: Maples Fund Services (Cayman) Limited
Address: [REDACTED]
Attention: [REDACTED]
Tel: [REDACTED]
Email: [REDACTED]

If to the Holder other than the Purchaser, to the address provided to the Company in writing when such person became a Holder.

10.4.          Claims in respect of amounts due in respect of this Note will become prescribed unless made within ten (10) years (in the case of principal) and five (5) years (in the case of Default Interest) from the relevant due date in respect thereof.

10.5.          Governing Law; Submission to Arbitration.

(a)            THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

(b)            Any dispute, controversy, difference or claim arising out of or relating to this Note, including the existence, validity, interpretation, performance, breach or termination thereof or any dispute regarding non-contractual obligations arising out of or relating to it will be referred to and finally resolved by arbitration administered by the Hong Kong International Arbitration Centre (“HKIAC”) under the HKIAC Administered Arbitration Rules in force when the notice of arbitration is submitted. The seat of arbitration will be Hong Kong. The official language of the arbitration will be English and the arbitration tribunal will consist of three (3) arbitrators (each, an “Arbitrator”). The claimant will nominate one Arbitrator; the respondent will nominate one Arbitrator; and a third Arbitrator will be nominated jointly by the first two Arbitrators and will serve as chairman of the arbitration tribunal.

(c)            Any party may seek interim injunctive relief, provisional rulings or other interim relief from a court of competent jurisdiction, both before and after the Arbitrators have been appointed, at any time up until the arbitrators have made their final award.

(d)            The award rendered by the arbitral tribunal will be final and binding on the parties. Judgment on the award may be entered in any court of competent jurisdiction.

10.6.          Delays or Omissions. No delay or failure by any party to insist on the strict performance of any provision of this Note, or to exercise any power, right or remedy, will be deemed a waiver or impairment of such performance, power, right or remedy or of any other provision of this Note, nor will it be construed to be a waiver of any breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring.

10.7.          Interpretation. If any claim is made by the Company or the Holder relating to any conflict, omission or ambiguity in the provisions of this Note, no presumption or burden of proof or persuasion will be implied because this Note was prepared by or at the request of the Company, the Holder or their respective counsel or adviser.

10.8.          Provisions Binding on Company’s Successors. All the covenants, stipulations, promises and agreements of the Company or the Holder contained in this Note will bind their respective successors and assigns whether so expressed or not.

10.9.          Official Acts by Successor Corporation. Any act or proceeding by any provision of this Note authorized or required to be done or performed by any board, committee or officer of the Company will and may be done and performed with like force and effect by the like board, committee or officer of any corporation or other entity that will at the time be the lawful sole successor of the Company.

10.10.        Force Majeure. In no event will the Company be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Company will use reasonable efforts to resume performance as soon as practicable under the circumstances.

10.11.        Calculations. Except as otherwise provided herein, the Company or its agent will be responsible for making all calculations called for under this Note. These calculations include, but are not limited to, VWAP, the ADS Ratio, the Last Reported Sale Price of the ADSs, the Floor Price, the Floor Share Price, the Conversion Price, the Cash Alternative Amount and any adjustment, including the determination of whether an adjustment needs to be made, under this Note. The Company or its agent will make all these calculations in good faith and, absent manifest error, the Company’s or its agent’s calculations will be final and binding on the Holder. In the event these calculations are made by the Company, and not a third party, and the Holder makes an assertion in good faith that there is manifest error in such calculations, the Company will request an Independent Investment Bank to make such calculations.

10.12.        No Withholding. All payments and deliveries made by, or on behalf of, the Company or any successor to the Company under or with respect to this Note, including, but not limited to, payments of principal (including, if applicable, the redemption monies and the Cash Alternative Amount), and deliveries of ADSs (together with payments of cash for any Fractional ADS) upon any conversion of this Note, will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or within any jurisdiction in which the Company or any successor to the Company is, for tax purposes, organized or resident or doing business or through which payment is made or deemed made (or any political subdivision or taxing authority thereof or therein), unless such withholding or deduction is required by Law or by regulation or governmental policy having the force of law.

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SCHEDULE A

Schedule of Outstanding Principal Amount of this Note
in respect of which this Note Certificate is issued

The following reductions in the principal amount of this Note in respect of which this Note Certificate is issued have been made as a result of partial conversions in respect of this Note:

Date of Conversion Notice	Amount of decrease in Principal Amount of this Note Certificate due to conversion	Date of decrease in Principal Amount of this Note Certificate	Outstanding Principal Amount of this note Certificate following such decrease after conversion	Signature of the Registrar; Notation made by or on behalf of the Company

Schedule 1

IN WITNESS WHEREOF, the Company has caused this Note Certificate to be issued on the date first above written.

COMPANY:

NAAS TECHNOLOGY INC.

By:
(Signature)

Name: Zhen DAI
Title: Chairman

[Signature Page to Convertible Note]

Acknowledged and agreed by:

PURCHASER:

LMR Multi-Strategy Master Fund Limited

By:
(Signature)

Name:
Title:

[Signature Page to Convertible Note]

Exhibit A

FORM OF CONVERSION NOTICE

Exhibit A

Exhibit B

FORM OF CASH ALTERNATIVE ELECTION NOTICE

Exhibit B

Exhibit C

FORM OF RELEVANT EVENT PUT OPTION NOTICE

Exhibit C

Exhibit D

FORM OF TRANSFER NOTICE

Exhibit D